Exhibit 4.5

English Translation of Hebrew Language
Order Form and Warrant

Full and accurate name of the institutional investor:
Contact person and direct telephone number:
Fax number:
Date:

Unit Order Form

To	To
Pointer Telocation Ltd.
1 Kurazin St., Givatayim
(Hereinafter: "the Company")	(Hereinafter: "the Issue Director")

Re: Pointer Telocation Ltd. – Private Issue of Ordinary Shares and Non-
Transferrable Warrants

1.	We hereby submit to Pointer Telocation (hereinafter: "the Company") an irrevocable bid to purchase _________ units, in the framework of the private issue of ordinary shares with a nominal value of NIS 3.00 (hereinafter: "Ordinary Shares") and non-transferrable warrants convertible into Ordinary Shares (hereinafter: "Warrants,") the conditions and documents of which we have inspected and which are acceptable to us.

Each unit comprises 42,500 Ordinary Shares which shall be issued against the sum of USD 467,500 (USD 11 per Ordinary Share), together with Warrants for the purchase of 21,250 Ordinary Shares at an exercise price of USD 13, which shall be issued for no consideration.

2.	The conditions of the Warrants are set forth in the Warrant forwarded for our review and inspection.

3.	If we receive written notice of the full or partial acceptance of our bid by the Company (hereinafter: "Notice of Acceptance,") we undertake to pay the Company the full consideration on account of the total units issued to us, as shall be stated in the Notice of Acceptance, on such date as shall be determined in the Notice of Acceptance.

4.	With regard to our proposal, we hereby irrevocably undertake, declare, and confirm that the Ordinary Shares and Warrants are purchased by us, for ourselves, not for the purpose of distribution or sale to others, not on behalf of or for others, and not for our clients, except solely on conditions in accordance with the Securities Law, 5728-1968 (hereinafter: "the Law.") This declaration also applies regarding the Shares issuable upon the exercise of the Warrants.

5.	We are aware that the Ordinary Shares and Warrants which shall be issued to us, if any, shall be issued as is, without any declaration, presentation, or indemnification by the Company and/or the Director of the Issue, free of any debt, attachment, lien, and/or other third party right. We do not and shall not have any claim or suit against the Company and/or against the Director of the Issue, associated companies of either thereof, and/or the directors and/or employees and/or consultants and/or representatives and/or directors thereof and/or any person acting on behalf thereof in any matter concerning and/or connected with the Company and/or its status, its assets and/or its liabilities, and/or in connection with the Ordinary Shares and/or the Warrants.

6.	The sale of the Ordinary Shares and Warrants by us shall in any case be effected subject to the restrictions and holding provisions of the Law and the regulations enacted in accordance therewith, and/or the US securities laws, as the case may be.

7.	We confirm that we have the financial, economic, and commercial capability and experience to analyze the investment in the Company's securities, to estimate the risks and prospects of the transaction and to undertake its execution.

8.	We confirm that we are an Israeli entity included in one of the types of corporations detailed in the First Addendum to the Law, and we further declare and undertake as stated in Appendix A to this order form.

9.	We have read and inspected the issue documents, including, without derogating from the generality of the above, the conditions of the Warrants, and these are clear and acceptable to us.

10.	We confirm that we are aware that, in accordance with the results of the tender, it is possible that our bid shall not be accepted, or shall be accepted partially so that the number of units actually issued to us shall be lower than the total number of units proposed by us above; we further confirm that we are aware that the Company and/or the Director of the Issue are entitled to determine or to change the scope of the issuance, and to postpone or cancel the issue of units, all at their exclusive discretion. The Notice of Acceptance for this purpose may be delivered to us by dispatch to the fax number noted above.

In the event that our bid herein is not accepted by the Company, we shall not have any claim and/or suit and/or demand vis-à-vis the Company and/or the Director of the Issue and/or companies associated with either thereof, and/or the directors and/or employees and/or consultants thereof, and/or any person on behalf thereof.

                                                                   [Stamp and Signature]

        Date         Name of Signatory          Stamp and Signature

Bank / Stock Exchange member __________________________
Full name of institutional investor: __________________________
Contact person and direct phone number: _____________________
Fax number: ____________________________________________
Date: __________________________________________________
Account for financial debit: Bank: ___________ Branch no.: ___________ Account no. ___________

Appendix A to the Order Form

Presentations and Undertakings of the Entities Ordering the Units

1.	The entity ordering the units / holder of the Warrant (hereinafter: "Holder") understands and is aware that the Ordinary Shares and Warrants (hereinafter: "the Securities") of Pointer Telocation Ltd. ("the Company") are not registered by the Company in accordance with the United States Securities Act of 1933 (hereinafter "the US Securities Act") or any other securities law in any of the states of the United States of America, and that the issue of the Securities is executed on the basis of an exemption from registration granted in accordance with the regulation known as Regulation S under the US Securities Act on account of the offer and sale of securities outside the United States (hereinafter: "Regulation S.")

2.	The Holder hereby represents, declares, and undertakes that:

A.	The Holder is a resident of Israel and is not, and has not, since signing the Order Form in connection with the private placement, been a US Person (as defined in the US Securities Law) (hereinafter: “a US Person.”) At the time of purchasing the Securities, we do not intend or plan to execute a distribution in the USA of the Securities (including Shares issuable upon the exercise of the Warrants acquired in the private placement). Accordingly, the Company can duly base itself on the exemption stated in Regulation S. The Holder shall not incorporate under the laws of any of the states of the United States and shall not incorporate for the purpose of investment in securities that are not registered for trade under the US securities laws.

B.	The Holder understands that the Securities, including the Ordinary Shares of the Company to be issued upon the exercise of the Warrants, are offered and sold thereto (including the Company’s reliance on the exemption from registration under Regulation S) on the basis of the veracity and accuracy of its representations, declarations, undertakings, documents, authorizations, and understandings as made thereby in this document above and below, for the purpose of the Company’s decision regarding the applicability of the exemption from the registration of securities in accordance with Regulation S, on which the Company is relying.

C.	At the time of (a) the offering of the Securities by the Company, and (b) the acceptance of the bid thereby, the Holder was outside the USA. Likewise, it was not present in the USA as of the date of exercise of the Warrants.

D.	No offer was made in the USA to the Holder or to any person on its behalf to acquire the Securities or the Ordinary Shares of the Company, or to participate in any other manner in the transactions proposed in the issue.

E.	The Holder is not acquiring the Securities, and shall not acquire by means of the exercise or conversion of the Securities, any Ordinary Share in the Company in the name or on behalf of, or with the intention of distributing to, a US Person in violation of the registration requirements under the US Securities Act.

F.	Any offer or sale by the Holder of the Securities and/or of the Ordinary Shares of the Company that shall be received from the exercise or conversion of the Securities shall be executed either: (a) outside the USA in accordance with Regulation S, or (b) in the framework of registration in accordance with the US Securities Act, or (c) in accordance with exemption from registration granted under the US Securities Act or a regulation thereof.

G.	The Holder does not have any plan or intention to sell the Securities or the Ordinary Shares of the Company that shall be received from the exercise or conversion of the Securities in the United States or to any US Person, at any predefined time, and the Holder has not made any arrangement in advance for the purpose of the sale of the Securities or of the Ordinary Shares of the Company that shall be received from the exercise or conversion of the Securities, and is not serving as a distributor therefor.

H.	A legend shall appear on the Securities and the Ordinary Shares of the Company that shall be issued upon the exercise or conversion of the Securities to the effect that their transfer is prohibited, unless it is effected in accordance with the conditions of Regulation S, in the framework of registration under the US Securities Act, or in accordance with an exemption from registration granted in accordance with the US Securities Act or a regulation thereof, and that hedging transactions in connection with the above-mentioned shall be undertaken solely in accordance with the US Securities Act.

I.	The Holder is not purchasing the Securities or the Ordinary Shares of the Company received from the exercise or conversion of the Securities, as a transaction (or as part of a series of transactions) forming part of a plan or scheme to evade the conditions of registration of the US Securities Act.

J.	The Holder understands and is aware that no securities authority and no federal or state regulatory authority has (a) recommended the Security or the Ordinary Shares of the Company received from the realization or conversion of the Securities, (b) verified the veracity of any information regarding the Company given to the Holders, or (c) determined that the information given as stated is adequate. The Holder understands that the making of any presentation contrary to the content of this section 2.J. above constitutes a criminal offense.

K.	The Holder understands and is aware of the fact that his representations, declarations, undertakings and agreements in accordance with this Appendix shall be valid even after the signing and issuance of the units (Ordinary Shares and Warrants), the purchase and conversion of Securities or their exercise into Company shares, and the sale of the securities or the said Company shares received thereby.

L.	Until the issuance of the Securities, we undertake to inform you of any change in the data as stated above.

POINTER TELOCATION LTD.

Dear Sir/Madam:

Re: Warrant

You are hereby granted a Warrant to purchase 5,500 ordinary shares of Pointer Telocation Ltd. with a nominal value of NIS 3.00 each, under the terms specified herein below:

1.	Definitions

1.1	“The Company” – Pointer Telocation Ltd.

1.2	“The Warrant Holder” ___________

1.3	“Exercise Shares” – __________ ordinary shares of the Company of a nominal value of NIS 3.00 each, with rights equivalent to the other ordinary shares in the Company’s capital, subject to this Warrant.

1.4	“Exercise Price” -$13 (thirteen US dollars) per share.

1.5	“Warrant Exercise Period” – The period between the date of this Warrant and December 12, 2011.

1.6	“Date of Exercise” – The date of receiving notice of exercise by the Company in accordance with the conditions of exercise specified herein.

1.7	“Date of Completion” – The date of consummation of the Investment Agreement dated January 12, 2007, among the Company, the Warrant Holder and additional investors.

2.	Warrants Exercise

2.1	Notice in respect of the exercise of the Warrant shall be delivered to the Company at the abovementioned address (or at any other address to be conveyed to the Warrant Holder by the Company) in writing by the Warrant Holder and shall be viewed as if it were received by the Company at the time of delivery thereof, if delivered personally, and within five business days from the date it was delivered to the Post Office, if sent by registered mail. The Company shall allot and deliver to the Warrant Holder the Exercise Shares in respect of which exercise notice was given, free of any encumbrance, debt, lien or any other third party right whatsoever (excluding rights determined in the Company’s articles of association) within fourteen business days from receipt of the exercise notice, as aforesaid, against receipt of the Exercise Price in full for that portion of the Exercise Shares in respect of which the exercise notice was given.

2.2	The company shall act to register the Warrant Holder in the shareholders register of the Company as the holder of that portion of the Exercise Shares in respect of which the exercise notice was given, up to no later than 7 (seven) business days following receipt of the Exercise Price in full as regards that portion of the Exercise Shares in respect of which the exercise notice was given.

3.	Except as provided in this Warrant, the Warrant or any part thereof is not transferable to others in full or in part. This Warrant shall not be registered for trade on the Tel Aviv Stock Exchange Ltd. (hereinafter: "the TASE") or on any other stock exchange.

4.	Adjustments

The Company hereby undertakes that during the Warrant Exercise Period, the following provisions shall apply to protect the rights of the Warrant Holders:

4.1	Adjustments Due to Combinations or Splits

If the Company shall combine the ordinary shares of nominal value of NIS 3.00 of its issued and outstanding share capital into shares of a higher nominal value or split such shares into shares with a lower nominal value (“Reorganization”), the Warrant shall apply to the number of ordinary shares of the Company created as a result of the Reorganization and the adjusted exercise price shall be equivalent to the original number of Exercise Shares multiplied by the original Exercise Price divided by the number of Exercise Shares created, as aforesaid, as a result of the Reorganization.

4.2	Adjustments Due to Merger

If the Company shall merge with another company and, as a result of the merger, the Company shares shall be replaced with the shares of the other company (“the New Shares”), the Warrant shall apply to the same number of New Shares which would have been obtained by the Warrant holder had it exercised the Warrant prior to completion of the merger (instead of the Exercise Shares that would have been obtained by the Warrant Holder as a result of such exercise) and the adjusted Warrant price shall be equal to the number of Exercise Shares subject to the Warrant prior to the merger multiplied by the original Exercise WarrantPrice and divided by the number of New Shares that would be obtained by the Warrant Holder had he exercised the Warrant prior to the completion of the merger (in place of the Exercise Shares that would have been obtained by the Warrant Holder as a result of such exercise).

4.3	Adjustments Due to Distribution of Bonus Shares, Issuance of Rights and Dividends

In the event that, during the period of this Warrant, the Company shall distribute bonus shares to holders of ordinary shares with a nominal value of NIS 3.00, the rights of the holder of the Warrant shall be maintained in the following manner: immediately following the date determined for the distribution of bonus shares (“the Effective Date”), the number of Exercise Shares shall increase by the addition of the number and type of shares to which the Warrant Holders were entitled as Exercise Shares had they exercised the Warrant (which has yet to be exercised) immediately prior to the Effective Date. The number of Exercise Shares to which the Warrant Holders are entitled shall be adjusted solely in the event of the distribution of bonus shares, as provided in this Section 4.3, but not in the event of any other issuances whatsoever (inclusive of issuances to interested parties). The right of the Warrant Holders to receive Company securities in the event of distribution of bonus shares, as provided in this section, shall apply solely from the Exercise Date of the Warrant and solely in relation to the Warrants actually exercised by the Warrant Holders.

In the event the Company issues rights to shareholders, on the day of the “ex-rights” the Exercise Price of each Warrant shall be reduced in an amount equivalent to the benefit component. For this purpose, “the Benefit Component” signifies the difference between the price of a Company share, which, according to the prospectus for the issue of rights served as the basis for calculating the share price of “ex-rights,” as stated in the prospectus, and the share price of “ex-rights” as stated in the aforesaid prospectus. The Exercise Price shall not in any event be less than the nominal value of the share.

In the event that the Company makes a cash payment of a dividend to its ordinary shareholders, on the day of the “ex-dividend,” the Exercise Price of each Warrant shall be reduced in the amount of the dividend that was paid in respect of each Company share. In no event shall the Exercise Price shall be less than the nominal value of the share.

5.	Expiry

Any part of the Warrant that failed to be exercised prior to the termination of the Warrants Exercise Period shall expire upon termination of the Warrants Exercise Period and shall not grant the holder of the Warrant any right whatsoever.

6.	Restriction on Transfers

The Warrant and rights attached thereto or ensuing therefrom shall be transferable solely to a transferee who is: (i) an investor listed with the types of investors included in the First Addendum to the Securities Law, 5728-1968 (hereinafter: “the Law”) according to Section 15A (b)(1) of the law (ii) subject to the holding provisions in the Securities Law, 5728-1968 and (iii) subject to the transferee declaring it is a resident of Israel and is not exercising the shares on behalf of another who is not a resident of Israel. Likewise, the transfer of this Warrant and the Exercise Shares (or New Shares that replace the Exercise Shares, as aforesaid in Section 4.2) is prohibited unless it is made in accordance with the regulation known as Regulation S under the US securities laws or within the context of registration under the US securities laws or in accordance with an exemption from registration, provided in accordance with the US securities laws or a regulation thereof. Likewise, hedging transactions in connection with this Warrant and Exercise Shares (or New Shares that replace the Exercise Shares, as aforesaid in section 4.2) shall not be executed unless in accordance with the US securities laws. A Warrant Holder shall sign any document it is required to sign pursuant to any law, pursuant to the Company’s articles of association or pursuant to the provisions of the Nasdaq Market for the allocation of Exercise Shares by the Company to the Warrant Holder and fulfillment of all rules of the applicable securities laws. Without derogating from the aforesaid, the Company’s Board of Directors is authorized to empower a director of the company or the secretary thereof to sign in the name of and on behalf of the Warrant Holder any application, agreement and/or document necessary to complete the allocation of the Exercise Shares.

It is hereby clarified that the Warrant and Exercise Shares have not been and shall not be registered under the United States Securities Act of 1933, as amended from time to time (hereinafter: “the US Securities Act”) or the securities laws of any state whatsoever in the United States and the Warrant may not be exercised by any US Person, as defined in the US Securities Act, unless there is an exemption from registration as aforesaid. On the share certificates that are allocated against the Exercise Shares to any person or to a company concerning which there are reasonable grounds to assume that it is a US Person, the following legend shall appear:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (“THE US SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE US SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, OR (C) INSIDE THE UNITED STATES IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE US SECURITIES ACT AND, IN ANY EVENT, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES. IN CONNECTION WITH ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), THERE MUST BE FURNISHED TO THE CORPORATION A WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS.”

7.	Miscellaneous

7.1	Any tax, levy or obligation that is imposed, if such is imposed, by any authority whatsoever due to the allocation of this Warrant and/or in respect of the allocation of the Exercise Shares – shall apply to the Warrant Holder, who shall pay it.

7.2	Until the exercise of the Warrant, the Warrant Holder shall not be deemed a shareholder of the Company by virtue only of its holding the Warrant and shall not be entitled to any rights of a shareholder in the Company.

7.3	The Company shall reserve a sufficient quantity of ordinary shares of the Company of nominal value of NIS 3.00 each in its registered capital to ensure the performance of the exercise of rights, pursuant to the Warrant.

7.4	The signature of the Company on this Warrant constitutes the confirmation that the Board of Directors of the Company has duly approved granting of this Warrant and the issuance of the Exercise Shares issuable thereunder.

7.5	The addresses of the parties for all intents and purposes with respect to this Warrant shall be as follows:

The Company:	The Warrant Holder:

Pointer Telocation Ltd. 1 Korazin St. Givatayim

7.6	This Warrant shall be interpreted under Israeli law and the courts in Tel-Aviv-Jaffa shall have the jurisdiction to hear any dispute connected to this Warrant.

Yours truly,

Pointer Telocations Ltd.
By: Yossi Ben-Shalom
Title: Chairman of the Board of Directors

We authorize the above Warrant and agree to the provisions thereof.

_____________________ Date	___________________________ HOLDER